                                                                  Exhibit (8)(h)




                            PARTICIPATION AGREEMENT

                                     AMONG

                   AMERICAN GENERAL LIFE INSURANCE COMPANY,
                   AMERICAN GENERAL SECURITIES INCORPORATED,
                     THE VICTORY VARIABLE INSURANCE FUNDS

                                      AND

                    BISYS FUND SERVICES LIMITED PARTNERSHIP

                                  DATED AS OF

                               DECEMBER 9, 1999

                            PARTICIPATION AGREEMENT

     THIS AGREEMENT, made and entered into as of the 9th day of DECEMBER, 1999 ("Agreement"), by and among AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas life insurance company ("AGL") (on behalf of itself and its "Separate Account," defined below), AMERICAN GENERAL SECURITIES INCORPORATED, a Texas corporation ("AGSI"), the principal underwriter and distributor with respect to the Policies referred to below, __THE VICTORY VARIABLE INSURANCE FUNDS, an unincorporated business trust organized under the laws of the state of Delaware, (the "Fund"), and BISYS FUND SERVICES LIMITED PARTNERSHIP, an Ohio limited partnership, (the "Distributor"), the Fund's principal underwriter (collectively, the "Parties").

                               WITNESSETH THAT:

     WHEREAS the Distributor and the Fund desire that shares of the Fund's portfolios (the "Series"; reference herein to the "Fund" includes reference to each of the Series of the Fund as to the extent the context requires) be made available by the Distributor to serve as underlying investment media for those variable insurance products (the "Policies") of AGL that are the subject of AGL's Form N-4 and/or Form S-6 registration statement filed with the Securities and Exchange Commission (the "SEC"), and to be offered through AGSI.

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and the Distributor will make shares in the Series available to AGL for this purpose at net asset value and with no sales charges, all subject to the following provisions:

                           Section 1.  Introduction
                           ------------------------

     1.1  Availability of Separate Account Divisions.
          ------------------------------------------

     AGL represents that its Separate Account(s) (the "Separate Account(s)") is and will continue to be available to serve as an investment vehicle for its Policies. The Policies provide for the allocation of net amounts received by AGL to separate series (the "Divisions"; reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Series of the Fund that are made available through the Separate Account to act as underlying investment media. Other series of the Fund may become subject to this Agreement, upon mutual agreement of the parties. AGL will not unreasonably deny any request by the Distributor to create new Divisions corresponding to such other Series.

     1.2  Broker-Dealer Registration.
          --------------------------

     The Distributor and AGSI each represents and warrants that it is and will remain duly registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD").

                      Section 2.  Processing Transactions
                      -----------------------------------

     2.1 The Fund agrees, as provided in its Registration Statement, to make available to the Separate Account, and any Division, shares of the Series for investment of purchase payments of the Policies allocated to the Separate Account.

     2.2 The Fund agrees to sell to AGL those shares of the Series which AGL orders. Orders which are sent by AGL to the Fund and received by the Fund by 9:00 a.m. Central time, will be executed by the Fund at the net asset value determined on the prior Business Day. Any orders received by the Fund after 9:00 a.m. and prior to 3:00 p.m. Central time, will be executed by the Fund at the net asset value next computed pursuant to the rules of the SEC. For purposes of this Section 2.2, the Fund hereby appoints AGL as its designee for receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice from AGL by telephone or facsimile (or by such other means as the Fund and AGL may agree in writing) of receipt of such orders by 9:00 a.m. Central time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock

Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     2.3 The Fund agrees to redeem, on AGL's request, any full or fractional shares of the Fund held by AGL, executing such requests on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, in accordance with the provisions of this Agreement and the Fund's Registration Statement. For purposes of this Section 2.3, the Fund hereby appoints AGL as its designee for receipt of requests for redemption from the Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice from AGL by telephone or facsimile (or by such other means as the Fund and AGL may agree in writing) of receipt of such request for redemption by 9:00 a.m. Central time on the next following Business Day.

     2.4 In the event that AGL's order results in a net purchase of Series shares, AGL shall pay for Series shares on the same Business Day that the notice of order to purchase the Fund shares is made in accordance with the provisions of this section. If AGL's order requests a net redemption resulting in a payment of redemption proceeds to AGL, the Fund shall normally pay and transmit the proceeds of redemptions of Series shares on the same Business Day that the notice of a redemption order is received in accordance with the provisions of this Agreement, unless doing so would require the Fund to dispose of Series securities or otherwise incur additional costs. In any event, proceeds shall be wired to AGL within three (3) Business Days or such longer period permitted by the Investment Company Act of 1940, as amended (the "1940 Act") or the rules, orders or regulations thereunder, and the Fund shall notify the person designated in writing by AGL as the recipient for such notice of such delay by 5:00 p.m. Central time the same Business Day that AGL transmits the redemption order to the Fund. If AGL's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund advised by Adviser (as defined below), the Fund shall so apply such proceeds the same Business Day that AGL transmits such order to the Fund. Any payment made pursuant to this Section 2.4 shall be in federal funds transmitted by wire.

     2.5 The Fund will provide to AGL closing net asset value per share for the Series after the close of trading each Business Day. In any event, the Fund shall use its best efforts to make the net asset value per share for each Series available by 6:00 p.m. Central time each Business Day, and as soon as reasonably practicable after the net asset value per share for each Series is calculated, and shall calculate such net asset value in accordance with the Fund's Registration Statement. Any material error in the calculation of the net asset value of the Series shall be reported immediately to AGL.

     2.6 At the end of each Business Day, AGL shall use the information described in Section 2.5 to calculate Separate Account unit values for the day. Using these unit values, AGL shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the earlier of 4:00 p.m. Eastern time or the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of the Fund shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to the Fund by AGL by 9:00 a.m. Central time on the Business Day next following AGL's receipt of such requests and premiums in accordance with the terms of Sections 2.2 and 2.3 hereof. Orders will be sent directly, via facsimile (or by such other means as the Fund and AGL may agree in writing), to the Fund or such other person as the Fund may designate.

     2.7 The Fund shall furnish, on or before the exdividend date, notice to AGL of any income dividends or capital gain distributions payable on the shares of any Series. AGL hereby elects to receive all such income dividends and capital gain distributions as are payable on a Series' shares in additional shares of the Series, but reserves the right to revoke the election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify AGL or its designee of the number of shares so issued as payment of such dividends and distributions.

     2.8 The Fund may refuse to sell shares of any Series to any person or suspend or terminate the offering of the shares of or liquidate any Series if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the Fund (the "Board of Trustees"), acting in good faith and in light of its duties under federal and any applicable state laws, deemed necessary, desirable or appropriate and in the best interests of the shareholders of such Series. The Fund further reserves the right to pay any portion of a redemption in kind of portfolio securities of any Series if the Fund's Board of Trustees determines that it would be detrimental to the best interests of the shareholders to make a redemption wholly in cash.

     2.9 Issuance and transfer of Series shares will be by book entry only. Stock certificates will not be issued to AGL or the Separate Account. Shares ordered from the Series will be recorded in appropriate book entry titles for the Separate Account.

     2.10 Each Party has the right to rely on information or confirmations provided by each other Party (or by any affiliate of each other Party) and shall not be liable in the event that an error is a result of any misinformation supplied by any other Party or any such affiliate. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Policy owner's or participant's account whole shall be borne by the Party providing the incorrect information.

                        Section 3.  Costs and Expenses
                        ------------------------------

       3.1  General.
            -------
       Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

       3.2  Expense allocations.
            --------------------
            (a) The Fund will pay the cost of keeping its registration of shares under the Securities Act of 1933, as amended (the "1933 Act") and its registration as a management investment company under the 1940 Act, current and effective. AGL will pay the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Policies under the 1933 Act and keeping such registrations current and effective.

            (b) At least annually, the Fund or its designee shall provide AGL with the current prospectus, statement of additional information and any supplements thereto for the shares of the Series in the form of "camera ready" copy as set in type or, at the request of AGL, as a diskette in the form sent to the financial printer. The prospectuses provided by the Fund shall be limited to only those Series of the Fund that are made available through the Separate Account to serve as underlying investments. The Fund shall be responsible for providing the prospectus and/or statement of additional information in the format (i.e., "camera ready" or diskette) in which it is accustomed to formatting prospectuses and/or statements of additional information. The Distributor shall bear the expense of providing the prospectus and/or statement of additional information, and any supplements thereto, in such format (e.g. typesetting expenses), and AGL shall bear the expense of adjusting or changing the format to conform with any of its prospectuses and/or statements of additional information. At AGL's option and expense, once a year (or more frequently if the prospectus and/or statement of additional information for the shares is supplemented or amended), AGL may cause the Fund's prospectus and/or statement of additional information to be printed separately and/or together in one document with the prospectus and/or statement of additional information for other investment companies and/or for the Policies. AGL shall be responsible for the costs of printing the Fund's prospectus and/or statement of additional information, either separately or in combination as aforesaid, and distribution to existing Policy owners whose Policies are funded by such shares and to prospective purchasers of Policies.

            (c) The Fund and AGL will each bear one-half of the costs of preparing, filing with the SEC and setting for printing the Fund's periodic reports to shareholders, the Fund proxy material and other shareholder communications (collectively "Fund Reports") provided to existing owners under the Policies (collectively, "Participants") and AGL will bear the costs of delivering the Fund Reports to Participants.

            (d) AGL will bear the costs of preparing, filing with the SEC, setting for printing, printing and delivering to Participants the Separate Account's prospectus, statement of additional information and any supplements thereto (collectively, the "Separate Account Prospectus"), periodic reports to Participants, voting instruction solicitation material, and other Participant communications.

       3.3  Parties to Cooperate.
            --------------------
       The Fund, AGL, AGSI and the Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

                         Section 4.  Legal Compliance
                         ----------------------------

       4.1  Tax Laws.
            --------
            (a) The Fund represents and warrants that each Series is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents that it will make every effort to qualify and to maintain qualification of each Series as a RIC. The Fund or the Distributor will notify AGL immediately upon having a reasonable basis for believing that a Series has ceased to so qualify or that it might not so qualify in the future.

            (b) AGL represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance policies under applicable provisions of the Code and that it will make every effort to maintain such treatment. AGL will notify the Fund and the Distributor immediately upon having a reasonable basis for believing that any of the Policies have ceased to be so treated or that they might not be so treated in the future.

            (c) The Fund represents and warrants that each Series is currently in compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5 of the regulations under the Code, and the Fund represents that it will make every effort to maintain each Series' compliance with such diversification requirements. The Fund or the Distributor will notify AGL immediately upon having a reasonable basis for believing that a Series has ceased to so comply or that a Series might not so comply in the future.

            (d) AGL represents and warrants that the Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. AGL will make every effort to continue to meet such definitional requirements, and it will notify the Fund and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
quarter.

            (e) The Fund represents that, under the terms of its investment advisory agreements with Key Asset Management Company (the "Adviser"), the Adviser is and will be responsible for managing the Fund in compliance with the Fund's investment objectives, policies and restrictions as set forth in the Fund Prospectus. The Fund represents that these objectives, policies and restrictions do and will include operating as a RIC in compliance with Subchapter M of the Code and Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. On request, the Fund shall also provide AGL with such materials, cooperation and assistance as may be reasonably necessary for AGL or any appropriate person designated by AGL to review from time to time the procedures and practices of the Adviser or each sub-investment adviser to the Fund for ensuring that the Fund is managed in compliance with Subchapter M and
Section 817(h) and regulations thereunder.

In the event of any noncompliance regarding its status as a RIC, the Fund will pursue those efforts necessary to enable each affected Series to qualify once again for treatment as a RIC in compliance with Subchapter M, including cooperation in good faith with AGL. If the Fund does not so cure the noncompliance regarding its status under Section 817(h), the Fund will cooperate in good faith with AGL's efforts to obtain a ruling and closing agreement, as provided in Revenue Procedure 92-25 issued by the Internal Revenue Service (or any applicable ruling or procedure subsequently issued by the Internal Revenue Service), that the Series satisfies Section 817(h) for the period or periods of non-compliance.

       4.2  Insurance and Certain Other Laws.
            --------------------------------
            (a) The Distributor and the Fund make no representation as to whether any aspect of the Fund's operations complies with the insurance laws or regulations of the various states. The Fund will use reasonable efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by AGL.

            (b) AGL represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the insurance laws of the State of Texas and the regulations thereunder, and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Article 3.75 of the Texas Insurance Code, and (iii) the Policies comply in all material respects with all other applicable federal and state laws and regulations.

            (c) AGL and AGSI represent and warrant that AGSI is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

            (d) The Distributor represents and warrants that it is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Ohio and has full power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

            (e) The Fund represents and warrants that the Fund is a business trust duly organized, validly existing, and in good standing under the laws of the state of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

       4.3  Securities Laws.
            ---------------

            (a) AGL represents and warrants that (i) it has registered the Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for its variable life insurance policies, including the Policies, (ii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iii) the Separate Account's 1933 Act registration statement relating to the Policies, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder,(iv) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder; and (v) interests in the Separate Account pursuant to the Policies will be registered under the 1933 Act to the extent required by the 1933 Act and the Policies will be duly authorized for issuance and sold in compliance with all applicable federal and state laws and that the sale of the Policies will comply in all material respects with state insurance suitability requirements.

            (b) The Fund represents and warrants that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, and (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

            (c) The Fund represents and warrants that (i) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (ii) its 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (iii) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

            (d) The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund, AGL or any other life insurance company utilizing the Fund.

            (e) AGL represents and warrants that its directors, officers, and employees, if any, dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than $2 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

            (f) The Fund represents and warrants that its directors, officers, and employees, if any, dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

       4.4  Notice of Certain Proceedings and Other Circumstances.
            -----------------------------------------------------
            (a) The Fund shall promptly notify AGL of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus (other than SEC Staff comments on filings received in the ordinary course of business), (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which
(x) the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Policies issued or to be issued by AGL. The Distributor and the Fund will make every reasonable effort to prevent the issuance of any stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

            (b) AGL or AGSI shall promptly notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account's registration statement under the 1933 Act relating to the Policies or the

Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Policies, (iv) any other action or circumstances that prevent the lawful offer or sale of said interests in any state or jurisdiction, including without limitation, any circumstances in which said interests are not registered and in all material respects issued and sold in accordance with applicable state and federal law. AGL and AGSI will make every reasonable effort to prevent the issuance of any stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     4.5  AGL to Provide Documents.
          ------------------------

     AGL will provide to the Fund one complete copy of all SEC registration statements, Separate Account Prospectuses, annual and semi-annual reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Separate Account or the Policies, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.6  Fund to Provide Documents.
          -------------------------

     The Fund will provide to AGL one complete copy of all SEC registration statements, Fund Prospectuses, annual and semi-annual reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.7  Sales Literature
          ----------------
          (a) AGL will furnish, or will cause to be furnished, to the Fund and Distributor for review, each piece of sales literature or other promotional material in which the Fund, or any Series thereof, or Adviser is named, before such material is submitted to any regulatory body for review, and in any event, at least fifteen (15) Business Days prior to its use. No such material will be used if the Fund or Distributor objects to its use in writing within fifteen
(15) Business Days after receipt of such material.

          (b) Advertising and sales literature with respect to AGL, the Separate Account and/or the Policies prepared by the Fund, Distributor or any affiliate thereof will be submitted to AGL for review before such material is submitted to any regulatory body for review, and in any event, at least fifteen (15) Business Days prior to its use. No such material will be used if AGL objects to its use in writing within fifteen (15) Business Days after receipt of such material.

          (c) The Fund and its affiliates and agents shall not give any information or make any representations on behalf of AGL or concerning AGL, the Separate Account or the Policies issued by AGL, other than the information or representations contained in a registration statement or prospectus for such Policies, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Account or reports prepared for distribution to owners of such Policies, or in sales literature or other promotional material approved by AGL or its designee, without the written permission of AGL.

          (d) AGL and its affiliates and agents shall not give any information or make any representations on behalf of the Fund or concerning the Fund other than the information or representations contained in a Registration Statement or prospectus for the Fund, as such Registration Statement and prospectus may be amended or supplemented from time to time, or in reports of the Fund or reports prepared for distribution to owners of shares of the Fund or for owners of the Policies, or in sales literature or other promotional material approved by the Fund or its designee, without the written permission of the Fund.

          (e) For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, electronic media, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. ("NASD") rules, the 1940 Act or the 1933 Act.

          (f) AGL will bear the cost of printing and delivering to prospective purchasers of the Policies Fund and Separate Account sales literature or other promotional material and the cost of filing any such materials with, and obtaining approval from, any state insurance regulatory authorities.

                     Section 5.  Mixed and Shared Funding
                     ------------------------------------

     5.1  General.
          -------

     The Fund has obtained an order, and AGL has received and reviewed, a copy of the amended and restated application for exemptive relief filed by the Fund and certain affiliates on ________________, ________________ with the SEC and the Exemptive Order issued by the SEC on ___________________________, _______ in response thereto (Securities and Exchange Commission Release No._________________ the "Mixed and Shared Funding Order") exempting it from certain provisions of the 1940 Act and rules thereunder so that the Fund may be available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and variable annuity contracts, separate accounts of insurance companies unaffiliated with AGL and trustees of qualified pension and retirement plans ("Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. The Parties represent and warrant that they will comply with the terms and conditions of the SEC order, whether or not recited in this Section 5.

     5.2  Disinterested Directors.
          -----------------------

     The Fund agrees that the Board of Trustees shall at all times consist of Trustees, a majority of whom (the "Disinterested Directors") are not interested persons of the Adviser or the Distributor within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any Trustee or Trustees, then the operation of this condition shall be suspended (a) for a period of 45 days if the vacancy or vacancies may be filled by the Board of Trustees; (b) for a period of 60 days if a vote of shareholders is permitted to fill the vacancy or vacancies; or (c) for such longer period as the SEC may permit.

     5.3  Monitoring for Material Irreconcilable Conflicts.
          ------------------------------------------------

     The Fund agrees that the Board of Trustees will monitor for the existence of any material irreconcilable conflict between the interests of the Participants of all separate accounts of life insurance companies utilizing the Fund, including the Separate Account. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

          (a) an action by any state insurance or other regulatory authority;

          (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

          (c) an administrative or judicial decision in any relevant proceeding;

          (d) the manner in which the investments of any Series are being managed;

          (e) a difference in voting instructions given by variable insurance life insurance policy and variable annuity contract participants or by participants of different life insurance companies utilizing the Fund; or

          (f) a decision by a life insurance company utilizing the Fund to disregard the voting instructions of participants. AGL will report any potential or existing conflicts of which it becomes aware to the Fund's Board of Trustees. AGL will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This assistance shall include, but is not limited to, an obligation by AGL to (i) inform the Board whenever the voting instructions of the Policy owners or Participants are disregarded, and (ii) to submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the Mixed and Shared Funding Order, and such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. AGL will carry out its responsibilities under this paragraph with a view only to the interests of the Policy owners and Participants.

     5.4  Conflict Remedies.
          -----------------
          (a) It is agreed that if it is determined by a majority of the members of the Board of Trustees or a majority of the Disinterested Trustees that a material irreconcilable conflict exists affecting AGL, AGL will, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

               (i) withdrawing the assets allocable to the separate account from the Fund or any series and reinvesting such assets in a different investment medium, including another series of the Fund or another investment company, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., variable life insurance contract owners, variable annuity contract owners or all variable contract owners and participants of one or more life insurance companies utilizing the Fund) that votes in favor of such segregation, or offering to the affected variable contract owners or participants the option of making such a change; and

               (ii) establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

          (b) If the material irreconcilable conflict arises because of AGL's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, AGL may be required, at the Fund's election, to withdraw the Separate Account's investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to AGL that this provision is being implemented, and until such withdrawal the Distributor and Fund shall continue to accept and implement orders by AGL for the purchase and redemption of shares of the Fund.

          (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to AGL conflicts with the majority of other state regulators, then AGL will withdraw the Separate Account's investment in the Fund within six months after the Fund's Board of Directors informs AGL that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal the Distributor and Fund shall continue to accept and implement orders by AGL for the purchase and redemption of shares of the Fund.

          (d) AGL agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

          (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or the Distributor be required to establish a new funding medium for any Policies. AGL will not be required by the terms hereof to establish a new funding medium for any Policies if any offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

     5.5  Notice to AGL.
          -------------

     The Fund will promptly make known in writing to AGL the Board of Trustees' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

     5.6  Information Requested by Board of Trustees.
          ------------------------------------------

     AGL will at least annually submit to the Board of Trustees of the Fund such reports, materials or data as the Board of Trustees may reasonably request so that the Board of Trustees may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Trustees. All reports received by the Board of Trustees of potential or existing conflicts, and all Board of Trustees actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Trustees or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.7  Compliance with SEC Rules.
          -------------------------

     If, at any time during which the Fund is serving as an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

                            Section 6.  Termination
                            -----------------------

     6.1  Events of Termination.
          ---------------------
     Subject to Section 6.4 below, this Agreement will terminate as to a Series:

          (a) at the option of AGL, the Distributor or the Fund upon (I) at least six months' advance written notice to the other Parties unless a shorter time period is agreed to by the parties,

          (b)at the option of the Fund upon

               (i) at least sixty days advance written notice to the other parties, and
               (ii) the approval by (x) a majority of the Disinterested
                    Directors or (y) a majority vote of the shares of the affected Series that are held in the corresponding Divisions of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Series shares in accordance with Participant instructions);or

          (c) at the option of the Fund upon written notice upon institution of formal proceedings against AGL or AGSI by the SEC, the NASD, any state insurance regulator or any other regulatory body regarding AGL's duties under this Agreement or related to the sale of the Policies, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings may be based, have a material likelihood of imposing material adverse consequences on the Series to be terminated; or

          (d) at the option of AGL upon written notice upon institution of formal proceedings against the Fund, the Adviser or any sub-investment adviser to the Fund, or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if, in each case, AGL reasonably determines that such proceedings, or the facts on which such proceedings may be based, have a material likelihood of imposing material adverse consequences on AGL, AGSI or the Division corresponding to the Series to be terminated; or

          (e) at the option of any Party upon occurrence without written notice in the event that (i) the Series's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Policies issued or to be issued by AGL; or

          (f) upon termination of the corresponding Division's investment in the Series pursuant to Section 5 hereof; or

          (g) at the option of AGL upon written notice if the Series ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if AGL reasonably believes that the Series may fail to so qualify; or

          (h) at the option of AGL upon written notice if the Series fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if AGL reasonably believes that the Series may fail to so comply.

          (i) at the option of the Fund upon written notice if the Policies cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Fund reasonably believes that the Policies may fail to so qualify; or

          (j) at the option of the Fund, upon AGL's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Fund within thirty (30) days after written notice of such breach is delivered to AGL; or

          (k) at the option of AGL, upon the Fund's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of AGL within thirty (30) days after written notice of such breach is delivered to the Fund; or

          (l) at the option of the Fund upon written notice, if the Policies are not registered, issued or sold in accordance with applicable federal and/or state law and any applicable rules and regulations thereunder; or

          (m) effective immediately in the event the agreement is assigned without the prior written consent of all parties; or

          (n) effective immediately in the event the Distributor ceases to be the distributor for the Funds, unless a successor distributor of the Fund agrees to assume and perform all of the obligations of the Distributor hereunder.

     6.2  Series to Remain Available.
          --------------------------

     Except (i) as necessary to implement Participant initiated transactions,
(ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Series as to which this Agreement has terminated, AGL shall not (x) redeem Fund shares attributable to the Policies (as opposed to Fund shares attributable to AGL's assets held in the Separate Account), or (y) prevent Participants from allocating payments to or transferring amounts from a Series that was otherwise available under the Policies, until, in either case, 90 calendar days after AGL shall have notified the Fund or Distributor of its intention to do so.

     6.3  Survival of Warranties and Indemnifications.
          -------------------------------------------

     All warranties and indemnifications will survive the termination of this Agreement.

     6.4  Continuance of Agreement for Certain Purposes.
          ---------------------------------------------

     If any Party terminates this Agreement with respect to any Series pursuant to Section 6.1 hereof, this Agreement shall nevertheless continue in effect as to any shares of that Series that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which the Separate Account owns no shares of the affected Series or a date (the "Final Termination Date") six months following the Initial Termination Date, except that (i) AGL may, by written notice to the other Parties, shorten said six month period in the case of a termination pursuant to Sections 6.1(d), 6.1(e) 6.1(g) 6.1(k) or 6.1(m); (ii) the Fund may, by written notice to the other Parties, shorten said 6 month period in the case of a termination pursuant to Sections 6.1(b), 6.1(c), 6.1(f), 6.1(h), 6.1(i), 6.1(j) 6.1(l) or 6.1(m); and (iii) the Distributor will no longer be deemed a party to this Agreement after the Initial Termination Date in the case of a termination pursuant to Section 6.1(n).

            Section 7.  Parties to Cooperate Respecting Termination
            -------------------------------------------------------

     The Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Series after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination.

                            Section 8.  Assignment
                            ----------------------

     This Agreement may not be assigned, except with the written consent of each other Party.

                              Section 9.  Notices
                              -------------------

     Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                         American General Life Insurance
                          Company
                         2929 Allen Parkway
                         Houston, Texas
                         Attn: General Counsel
                         FAX: 713-831-1106

                         American General Securities
                          Incorporated
                         2727 Allen Parkway
                         Houston, Texas  77019
                         Attn: F. Paul Kovach, Jr.
                         FAX: 713-831-3366

                         The Victory Variable Insurance Funds
                         c/o BISYS Fund Services Limited Partnership
                         3435 Stelzer Road, Suite 1000
                         Columbus, Ohio 43219
                         Attn: William J. Tomko
                         FAX: 614-470-8715

                         With a copy to:
                         Key Asset Management
                         127 Public Square
                         Cleveland, Ohio 44114
                         Attn: Kathleen Dennis
                         FAX: 216-689-9193

                         BISYS Fund Services Limited Partnership
                         3435 Stelzer Road, Suite 1000
                         Columbus, Ohio 43219
                         Attn: William J. Tomko
                         FAX: 614-470-8715

                        Section 10.  Voting Procedures
                        ------------------------------

     Subject to the cost allocation procedures set forth in Section 3 hereof, AGL will distribute all proxy material furnished by the Fund to Participants and will vote Fund shares in accordance with instructions received from Participants. AGL will vote Fund shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants. AGL agrees that it will disregard Participant voting instructions only to the extent (i) it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Policies were variable life insurance policies subject to that rule or (ii) it is permitted under applicable state insurance laws affecting the Fund. AGL will be responsible for assuring that the Separate Account calculates voting privileges in a manner consistent with that of other participating life insurance companies that utilize the Fund.

                       Section 11.  Foreign Tax Credits
                       --------------------------------

     The Fund agrees to consult in advance with AGL concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                         Section 12.  Indemnification
                         ----------------------------

     12.1 Of Fund and Distributor by AGL.
          ------------------------------
          (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, AGL agrees to indemnify and hold harmless the Fund and the Distributor, each of their respective affiliates, and each of their directors and officers, employees and agents, and each person, if any, who controls the Fund or the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AGL) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, actions, or settlements are related to the sale or acquisition of the Fund's shares or the Policies and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Policies or, to the extent prepared by AGL or AGSI, or agents thereof, sales literature or advertising for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AGL or AGSI, or agents thereof by or on behalf of the Fund, the Distributor or the Adviser for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Policies, or sales literature or advertising (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Policies or Fund shares; or

               (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AGL or AGSI) or wrongful conduct of AGL or AGSI or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Policies or Fund shares; or

               (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of AGL or AGSI for use in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

               (iv) arise as a result of any failure by AGL or AGSI to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by AGL or AGSI in this Agreement or arise out of or result from any other material breach of this Agreement by AGL or AGSI.

          (b) AGL shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of its reckless disregard of obligations or duties under this Agreement or to the Distributor or to the Fund.

          (c) AGL shall not be liable under this indemnification provision with respect to any action against an Indemnified Party unless such Indemnified Party shall have notified AGL in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AGL of any such action shall not relieve AGL from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, AGL shall be entitled to participate, at its own expense, in the defense of such action. AGL also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AGL to such Indemnified Party of AGL's election to assume the defense thereof, the Indemnified Party will cooperate fully with AGL and shall bear the fees and expenses of any additional counsel retained by it, and AGL will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     12.2 Of AGL and AGSI by Distributor and Fund.
          ---------------------------------------
          (a) Except to the extent provided in Sections 12.2(b) and 12.2 (c) hereof, the Distributor (but only with respect to the matters described in clauses (i), (ii) and (iii) below) and the

Fund (but only with respect to the matters described in clause (iv) below) agree to indemnify and hold harmless AGL, AGSI, each of their respective affiliates, and each of their directors and officers, employees and agents, and each person, if any, who controls AGL or AGSI, within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, actions, or settlements are related to the sale or acquisition of the Fund's shares or the Policies and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by AGL or AGSI or agents thereof, sales literature or advertising for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statements or omission was made in relaince upon and in conformity with information furnished by or on behalf of the Distributor for use in the Fund's registration statement, the Fund's Prospectus, Fund sales literature or advertising, or sales literature or advertising covering the Policies or any amendments or supplements to any of the foregoing.

               (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Policies, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of the Distributor, Fund or Adviser) or the wrongful conduct of the Distributor, or persons under its control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Policies or Fund shares; or

               (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Policies, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to AGL or AGSI by or on behalf of the Distributor for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Policies, or any amendment or supplement to any of the foregoing; or arise as a result of any failure by the Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;

               (iv) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the prospectus covering the Policies, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to AGL or AGSI by or on behalf of the Fund for use in the prospectus covering the Policies, or any amendment or supplement to any of the foregoing; or arise as a result of any failure by the Fund to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

          (b) Except to the extent provided in Sections 12.2 (c) and 12.2(d) hereof, the Fund agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with the written consent of the Fund) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Series to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder or (ii) Section 817(h) of the Code and regulations thereunder, including without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against AGL or AGSI pursuant to the Policies, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by AGL of shares of another investment company or portfolio for those of any adversely affected Series as a funding medium for each Separate Account that AGL reasonably deems necessary or appropriate as a result of the noncompliance.

          (c) The Fund and the Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or negligence in the performance by that Indemnified Party of its duties or by reason of its reckless disregard of obligations and duties under this Agreement or to AGL, AGSI or the Separate Account.

          (d) The Fund and the Distributor shall not be liable under this indemnification provision with respect to any action against an Indemnified Party unless such Indemnified Party shall have notified the Fund and the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such action shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense of such action. The Distributor also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from the Distributor to such Indemnified Party of the Distributor's election to assume the defense thereof, the Indemnified Party will cooperate fully with the Distributor and shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.


     12.3 Effect of Notice.
          ----------------

     Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 12.1 or 12.2 above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

     12.4 Successors.
          ----------

     A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

                          Section 13.  Applicable Law
                          ---------------------------

     This Agreement will be construed and the provisions hereof interpreted under and in accordance with Texas law, without regard for that state's principles of conflict of laws.

                    Section 14.  Execution in Counterparts
                    --------------------------------------

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                           Section 15.  Severability
                           -------------------------

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                        Section 16.  Rights Cumulative
                        ------------------------------

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                             Section 17. Headings
                             --------------------

     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                      Section 18. Limitation of Liability
                      -----------------------------------

It is understood and expressly stipulated that neither the shareholders of shares of any Series nor the

Trustees or officers of the Fund or any Series shall be personally liable hereunder. No Series shall be liable for the liabilities of any other Series. All persons dealing with the Fund or a Series must look solely to the property of the Fund or that Series, respectively, for enforcement of any claims against the Fund or that Series. It is also understood that each of the Series shall be deemed to be entering into a separate Agreement with AGL so that it is as if each of the Series had signed a separate Agreement with AGL and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

                                  Section 19
                                  ----------

No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all Parties.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                    AMERICAN GENERAL  LIFE INSURANCE COMPANY

                    By:_________________________________


                    Title:______________________________


                    AMERICAN GENERAL SECURITIES INCORPORATED


                    By:_________________________________


                    Title:______________________________


                    THE VICTORY VARIABLE INSURANCE FUNDS


                    By:_________________________________


                    Title:______________________________


                    BISYS FUND SERVICES LIMITED PARTNERSHIP
                    BISYS Fund Services, Inc.
                    Its General Partner


                    By:_________________________________


                    Title:______________________________